FREE WRITING PROSPECTUS Dated September 10, 2015	Filed Pursuant to Rule 433 Registration No. 333-186227 Registration No. 333-186227-06

$763+mm Ally Auto Receivables Trust (ALLYA) 15-2

JOINT LEADS : Barclays, BAML, RBC

CO-MANAGERS : BMO, CIBC, Lloyds, PNC, Scotia

CLS	$AMT(mm)	WAL	MDY/S&P	P.WIN	E. FNL	L. FNL	BMK+SPD	YLD	COUP	PRICE
A2A	150.000	0.97	Aaa/AAA	6-17	02/17	03/15/18	EDSF + 43	0.983%	0.98%	99.99905
A2B	183.000	0.97	Aaa/AAA	6-17	02/17	03/15/18	1mL + 43		1mL + 43	100.0000
A3	333.000	2.10	Aaa/AAA	17-35	08/18	11/15/19	IntS + 60	1.497%	1.49%	99.99515
A4	97.210	3.20	Aaa/AAA	35-40	01/19	06/15/20	IntS + 65	1.849%	1.84%	99.99405

* Expected Settle :	09/16/15	* Format :	SEC Registered
* First Pay Date :	10/15/15	* ERISA :	Yes
* Expected Ratings :	MDY/S&P	* Min Denoms :	$1k x $1k
* Ticker :	ALLYA 15-2	* Pxing Speed :	1.30% ABS to 10% Call
* Bill & Deliver :	Barclays	* Timing:	Priced

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

THE ISSUER HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION (SEC) FOR THIS OFFERING. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS FOR THIS OFFERING IN THAT REGISTRATION STATEMENT, AND OTHER DOCUMENTS THE ISSUER HAS FILED WITH THE SEC, FOR MORE COMPLETE INFORMATION ABOUT THE ISSUER AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS FOR FREE BY SEARCHING THE SEC ONLINE DATABASE (EDGAR®) AT WWW.SEC.GOV. ALTERNATIVELY, YOU MAY OBTAIN A COPY OF THE PROSPECTUS FROM BARCLAYS CAPITAL INC. BY CALLING 1-888-603-5847.